Exhibit 99.3

Community Healthcare Trust Incorporated
Unaudited Pro Forma Consolidated Financial Statements
(Unaudited)

Community Healthcare Trust Incorporated (the "Company", "we", "our", or "us") is a Maryland corporation that has elected to be taxed as a real estate investment trust. We own and acquire real estate properties that are leased to hospitals, doctors, healthcare systems or other healthcare service providers. As of September 30, 2019, the Company had investments of approximately $566.3 million in 111 real estate properties, located in 32 states, totaling approximately 2.5 million square feet in the aggregate.

On February 22, 2019, we acquired an inpatient rehabilitation hospital (the “Kindred Rehabilitation Hospital”) pursuant to a purchase agreement between CHCT Texas, LLC, a subsidiary of Community Healthcare Trust Incorporated, and LS Humble Lessor Corp. for a purchase price of approximately $28.5 million. On August 6, 2019, we acquired a behavioral hospital (the “Smokey Point Behavioral Center”) pursuant to a purchase agreement between CHCT Washington, LLC, a subsidiary of Community Healthcare Trust Incorporated, and Vest Seattle Realty, LLC for a purchase price of approximately $27.5 million. The historical consolidated balance sheet as of September 30, 2019, included in the Company's Form 10-Q for the nine months ended September 30, 2019, already reflects the acquisitions of these two properties acquired. The acquisitions have been recorded in accordance with the accounting policies outlined in the Company's Annual Report on Form 10-K for the year ended December 31, 2018, and as have been updated in Form 10-Q and other subsequent filings with the Securities and Exchange Commission. The following table details the allocation of the purchase price of the two property acquisitions based on the estimated relative fair values of the real estate and lease intangibles assumed.

	Estimated Fair Value	Estimated Useful Life
	(In thousands)	(In years)
Land and land improvements	$4,241	13.9 to 18.4
Building and building improvements	51,388	40
At-market lease intangible	678	10.8
Transaction costs (1)	(348)
Purchase price	$55,959
_____________
(1) Capitalized to the real estate property and lease intangible.

The accompanying unaudited pro forma consolidated statement of operations for the nine months ended September 30, 2019 is presented to reflect the historical results of operations of the Company, as adjusted, to give effect to the acquisitions of the Kindred Rehabilitation Hospital and the Smokey Point Behavioral Center as if they had been completed on January 1, 2018. A new leasing arrangement was entered into for the Smokey Point Behavioral Center at the acquisition closing date. For purposes of the unaudited pro forma statement of operations, the contractual leasing arrangement entered into at the acquisition closing date has been reported as rental revenue to give effect to the contractual leasing arrangement as if it had been in place on January 1, 2018.

The accompanying unaudited pro forma consolidated statement of operations for the year ended December 31, 2018 is presented to reflect the historical results of operations of the Company for the year ended December 31, 2018, as adjusted, to give effect to the acquisitions of the Kindred Rehabilitation Hospital and the Smokey Point Behavioral Center as if they had all been completed on January 1, 2018. A new leasing arrangement was entered into for the Smokey Point Behavioral Center at the acquisition closing date. For purposes of the unaudited pro forma statement of operations, the contractual leasing arrangement entered into at the acquisition closing date has been reported as rental revenue to give effect to the contractual leasing arrangement as if it had been in place on January 1, 2018.

The accompanying unaudited pro forma financial statements should be read in conjunction with the audited consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2018, and with subsequent Form 10-Q and other subsequent filings with the SEC. We have based the unaudited pro forma adjustments on available information and assumptions that we believe are reasonable. The accompanying unaudited pro forma consolidated financial statements are presented for informational purposes only and are not necessarily indicative of what our actual results of operations would have been for the nine months ended September 30, 2019 or for the year ended December 31, 2018 had the acquisitions of the Kindred Rehabilitation Hospital and the Smokey Point Behavioral Center been completed on January 1, 2018. The accompanying unaudited pro forma consolidated financial statements are not necessarily indicative of future results of operations of the Company and should not be viewed as indicative of future results of operations of the Company.

Community Healthcare Trust Incorporated
Unaudited Pro Forma Consolidated Statement of Income
For the Nine Months Ended September 30, 2019
(Dollars in thousands, except share and per share amounts)
(Unaudited)

	Historical Community Healthcare Trust Incorporated	Kindred Rehabilitation Hospital	Smokey Point Behavioral Center	Other Pro Forma Adjustments	Company Pro Forma
	(AA)	(BB)	(CC)	(DD)
REVENUES
Rental income	$41,977	$256	$1,734	$—	$43,967
Other operating interest	2,039	—	—	—	2,039
	44,016	256	1,734	—	46,006

EXPENSES
Property operating	9,395	—	—	—	9,395
General and administrative	5,602	—	—	—	5,602
Depreciation and amortization	16,319	145	376	—	16,840
	31,316	145	376	—	31,837

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND OTHER ITEMS	12,700	111	1,358	—	14,169
Interest expense	(6,788)	—	—	(716)	(7,504)
Interest and other income, net	251	—	—	—	251
INCOME FROM CONTINUING OPERATIONS	6,163	111	1,358	(716)	6,916
NET INCOME	$6,163	$111	$1,358	$(716)	$6,916

INCOME PER COMMON SHARE:
Net income per common share – Basic	$0.28				$0.32
Net income per common share – Diluted	$0.28				$0.32

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING-BASIC	18,347,630				18,347,630
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING-DILUTED	18,347,630				18,347,630

Community Healthcare Trust Incorporated
Unaudited Pro Forma Consolidated Statement of Income
For the Year Ended December 31, 2018
(Dollars in thousands, except share and per share amounts)
(Unaudited)

	Historical Community Healthcare Trust Incorporated	Kindred Rehabilitation Hospital	Smokey Point Behavioral Center	Other Pro Forma Adjustments	Company Pro Forma
	(EE)	(FF)	(GG)	(HH)
REVENUES
Rental income	$46,526	$2,725	$2,905	$—	$52,156
Other operating interest	2,104	—	—	—	2,104
	48,630	2,725	2,905	—	54,260

EXPENSES
Property operating	9,944	—	—	—	9,944
General and administrative	5,707	—	—	—	5,707
Depreciation and amortization	19,539	759	661	—	20,959
	35,190	759	661	—	36,610

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND OTHER ITEMS	13,440	1,966	2,244	—	17,650
Gain on sale of real estate	295	—	—	—	295
Interest expense	(6,299)	—	—	(2,231)	(8,530)
Impairment of note receivable	(5,000)	—	—	—	(5,000)
Income tax benefit	1,547	—	—	—	1,547
Interest and other income, net	420	—	—	—	420
INCOME FROM CONTINUING OPERATIONS	4,403	1,966	2,244	(2,231)	6,382
NET INCOME	$4,403	$1,966	$2,244	$(2,231)	$6,382

INCOME PER COMMON SHARE:
Net income per common share – Basic	$0.19				$0.30
Net income per common share – Diluted	$0.19				$0.30

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING-BASIC	17,668,696				17,668,696
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING-DILUTED	17,668,696				17,668,696

Notes to Unaudited Pro Forma Consolidated Financial Statements
(Dollars in thousands except shares and per share data)

1. Adjustments to the Unaudited Pro Forma Consolidated Statement of Income for the Nine Months Ended September 30, 2019

        (AA)-Represents the historical Consolidated Statement of Income of Community Healthcare Trust Incorporated for the nine months ended September 30, 2019 and has been derived from the unaudited Consolidated Statement of Income included in the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2019, filed with the U.S. Securities and Exchange Commission ("SEC") on November 5, 2019. This historical Consolidated Statement of Income reflects the operations of the Kindred Rehabilitation Hospital and the Smokey Point Behavioral Center from the date they were acquired through September 30, 2019.

        (BB)-These adjustments reflect the operations of the Kindred Rehabilitation Hospital for the nine months ended September 30, 2019 as if it had been acquired on January 1, 2018. The pro forma adjustment to depreciation and amortization reflects estimated useful lives of 40 years for the building, 13.9 years for land improvements, and 10.8 years for the at-market lease intangibles.

        (CC)-These adjustments reflect the operations of the Smokey Point Behavioral Center for the nine months ended September 30, 2019 as if it had been acquired on January 1, 2018. A new leasing arrangement was entered into for the Smokey Point Behavioral Center at the acquisition closing date, therefore, the rental income pro forma adjustment reflects rental income based on the new lease. The pro forma adjustment to depreciation and amortization reflects estimated useful lives of 40 years for the building and 18.4 years for land improvements.

        (DD)-Interest expense reflects estimated additional expense that would have been incurred, related to borrowings on the Company's revolving credit facility which were used to finance the acquisitions, as if the Kindred Rehabilitation Hospital and the Smokey Point Behavioral Center had been acquired on January 1, 2018. The interest expense adjustment was calculated using an average interest rate on the Company's revolving credit facility of approximately 3.82% for the nine months ended September 30, 2019. A 1/8% increase or decrease in the assume interest rate would result in an increase or decrease in estimated pro forma interest expense of approximately $23 thousand for the nine-month period.

2. Adjustments to the Unaudited Pro Forma Consolidated Statement of Income for the Year Ended December 31, 2018

        (EE)-Represents the historical Consolidated Statement of Income of Community Healthcare Trust Incorporated for the year ended December 31, 2018 and has been derived from the audited Consolidated Statement of Income included in the Company's Annual Report on Form 10-K for the year ended December 31, 2018, filed with the U.S. Securities and Exchange Commission ("SEC") on February 26, 2019. Tenant reimbursements totaling $6.4 million on the historical Consolidated Statement of Income for the year ended December 31, 2018 were reclassified into rental income.

         (FF)-These adjustments reflect the operations of the Kindred Rehabilitation Hospital for the year ended December 31, 2018 as if it had been acquired on January 1, 2018 and have been derived from the historical Statement of Income for the year ended December 31, 2018 included in Exhibit 99.1 of this filing on Form 8-K. The pro forma adjustment to depreciation and amortization reflects estimated useful lives of 40 years for the building, 13.9 years for land improvements, and 10.8 years for the at-market lease intangible.

        (GG)-These adjustments reflect the operations of the Smokey Point Behavioral Center for the year ended December 31, 2018 as if it had been acquired on January 1, 2018. A new leasing arrangement was entered into for the Smokey Point Behavioral Center at the acquisition closing date, therefore, the rental income pro forma adjustment reflects rental income based on the new lease. The pro forma adjustment to depreciation and amortization reflects estimated useful lives of 40 years for the building and 18.4 years for land improvements.

        (HH)-Interest expense reflects estimated additional expense that would have been incurred, related to borrowings on the Company's revolving credit facility which were used to finance the acquisitions, as if the Kindred Rehabilitation Hospital and the Smokey Point Behavioral Center had been acquired on January 1, 2018. The interest expense adjustment was calculated using an average interest rate on the Company's revolving credit facility of approximately 4.18% for the year ended December 31, 2018. A 1/8% increase or decrease in the assume interest rate would result in an increase or decrease in estimated pro forma interest expense of approximately $67 thousand for the twelve-month period.

3. Funds From Operations

Funds from operations (“FFO”) and FFO per share are operating performance measures adopted by the National
Association of Real Estate Investment Trusts, Inc. (“NAREIT”). NAREIT defines FFO as the most commonly accepted and reported measure of a REIT’s operating performance equal to net income (calculated in accordance with GAAP), excluding gains or losses from the sale of certain real estate assets and gains or losses from change in control, plus depreciation and amortization related to real estate, plus impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, and after adjustments for unconsolidated partnerships and joint ventures, as well as other items discussed in NAREIT's Funds From Operations White Paper - 2018 Restatement.

        Management believes that net income, as defined by GAAP, is the most appropriate earnings measurement. However, management believes FFO and FFO per share to be supplemental measures of a REIT’s performance because they provide an understanding of the operating performance of the Company’s properties without giving effect to certain significant non-cash items, primarily depreciation and amortization expense. Historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. However, real estate values instead have historically risen or fallen with market conditions. The Company believes that by excluding the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO and FFO per share can facilitate comparisons of operating performance between periods. The Company reports FFO and FFO per share because these measures are observed by management to also be the predominant measures used by the REIT industry and by industry analysts to evaluate REITs and because FFO per share is consistently reported, discussed, and compared by research analysts in their notes and publications about REITs. For these reasons, management has deemed it appropriate to disclose and discuss FFO and FFO per share. However, FFO does not represent cash generated from operating activities determined in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs. FFO should not be considered as an alternative to net income attributable to common stockholders as an indicator of the Company’s operating performance or as an alternative to cash flow from operating activities as a measure of liquidity.

        The table below reconciles pro forma FFO to the Company's pro forma net income for the nine months ended September 30, 2019 and for the year ended December 31, 2018 (dollars in thousands).

	Nine Months Ended September 30, 2019	Year Ended December 31, 2018
Pro forma funds from operations:
Pro forma net income	$6,916	$6,382
Pro forma real estate depreciation and amortization	16,954	21,082
Gain from sale of depreciable real estate	—	(295)
Pro forma funds from operations	$23,870	$27,169
Pro forma funds from operations per common share - Diluted	$1.27	$1.51
Pro forma weighted average common shares outstanding - Diluted	18,769,670	17,942,802